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                                                                    EXHIBIT 99.1

                              [Genovese Letterhead]




                                 COMPANY CONTACT

                                 Jerome Stengel
                                 Vice President & Treasurer
                                 Genovese Drug Stores, Inc.
                                 80 Marcus Drive
                                 Melville, NY  11747
                                 516-845-8211

FOR IMMEDIATE RELEASE
[Metro New York Circuit Coverage]

             GENOVESE DRUG STORES ANNOUNCES STRATEGIC RESTRUCTURING

         MELVILLE, NEW YORK, January 30, 1998 - In a move designed to enhance the company's position in the increasingly competitive marketplace, Genovese Drug Stores, Inc. (AMEX:GDXA), a chain of 135 super drug stores with locations in New York, New Jersey and Connecticut today announced that its Board of Directors had approved a comprehensive strategic restructuring plan. The plan and certain other actions will result in pretax charges of between $12 and $14 million, which will be recorded in the Company's fourth quarter and fiscal year ending today.

         "In implementing this strategic restructuring program, Genovese Drug Stores is further demonstrating its ongoing commitment to enhance its competitive position and to improve its growth and earnings prospects and value to our stockholders," said Chairman and Chief Executive Officer, Leonard Genovese. "At a time when the entire chain drug store industry is undergoing dramatic changes and reacting to tightening pharmacy gross margins, these actions will allow Genovese to strengthen our present position in the marketplace and invest in our future without compromising our customer service first policy."

         The strategic restructuring includes workforce reductions which will eliminate approximately 600 positions (within a work force of approximately 5,300 employees) at the Company's headquarters, distribution center and stores, and the closing or sale of five store locations. A majority of the jobs being eliminated at store locations are part-time positions.
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         The charges related to the restructuring will include provisions for departure payments, costs associated with the closing of stores and other costs incurred in connection with the restructuring plan.

         While the Company expects to realize significant cost savings from the payroll reductions, the Company is continuing to analyze both payroll and non-payroll cost savings opportunities. The Company plans to issue an estimate of total annualized cost savings together with its fourth quarter and fiscal year-end financial results in early March.

         The Company plans to continue to grow strategically through new store openings and acquisitions of independent pharmacies. During fiscal 1998 (which ends today), the Company opened 10 new stores, acquired the prescription files of nine drug stores and remodeled 12 stores. In the coming fiscal year, the Company plans to open 10 new stores, remodel 10 stores and continue to acquire the prescription files of independent pharmacies.

         "The strategic restructuring program is an outgrowth of certain operational changes at the Company which include the increased involvement of management personnel more directly in store operations and the more effective use of the Company's technology," said Mr. Genovese. "The Company expects that these operational changes and the related strategic restructuring will streamline and improve the efficiency of its operations and reduce operating costs without impacting the Company's commitment to customer service, particularly in the pharmacy department, the cornerstone of the Company's business."

         Additionally, the Company announced the retirement of three of its senior executives, Herbert J. Kett, Vice Chairman of the Company and a member of its Board of Directors, Jerome Stengel, Vice President, Treasurer and Chief Financial Officer, and Irwin Livon, Vice President - Merchandising and Advertising. Mr. Kett will retire effective April 3, 1998 and Messrs. Stengel and Livon will retire on May 1, 1998. Messrs. Kett, Stengel and Livon have over 75 years of combined experience with the Company. Mr. Kett will be resigning from the Board of Directors effective April 3, 1998.

         Mr. Kett, whose primary responsibilities have been to oversee the Company's real estate activities and governmental affairs matters, will oversee a transition of his responsibilities to other members of the Company's executive staff and the implementation of a new exclusive brokerage relationship which the Company is announcing today with Garrick-Aug Associates, Inc., a well-known real estate brokerage firm. Pursuant to this new arrangement, Garrick-Aug will work with the


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Company in identifying new store locations throughout the New York metropolitan area.

         Mr. Stengel will continue to work with the Company in completing its year-end financial reporting and in overseeing our banking relationships. Mr. Stengel will continue to work with the Company's Assistant Vice President and Controller, Christopher D. Noonan, who will serve as acting Chief Financial Officer after Mr. Stengel's retirement.

         Commenting on the retirements of Herb Kett, Jerry Stengel and Irv Livon, Mr. Genovese said, "Each of these three executives has been instrumental in the success of the Company. Herb has been with the Company for 45 years and Jerry for 25 years. During those years, they helped to guide the Company from a small, very localized chain of drug stores to what is today one of the largest super drug store chains in the United States, with over $770 million in sales for the fiscal year ended today. Irv Livon, who joined the Company seven years ago, has played a key role in the marketing and advertising areas. The Genovese family, all of the associates of the Company and the Company's stockholders will forever owe a debt of gratitude to these outstanding executives for their leadership, loyalty and commitment."

         Mr. Genovese concluded by saying, "We are disappointed that the Company's fiscal year 1998 results, which, as we previously announced, are expected to be lower than anticipated, will be adversely impacted even further by the charges to earnings resulting from the strategic restructuring. Additionally, as an employee-oriented Company, it was very difficult to make the necessary staff reductions. The Company believes that the combination of the financial benefits from the organization changes and the strategic restructuring, the strength of the Company's franchise and the Company's ongoing growth plans to continue to open new stores in fiscal year 1999 should enable the Company to maintain its place as a leader among chain drug stores in the New York metropolitan area."

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This release contains "forward looking statements" based on the Company's current plans and expectations, which involve risks and uncertainties. Actual results or achievements may be materially different. The Company's plans and expectations are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company's plans regarding the ability to achieve cost-savings is subject to a number of risk factors, including the ability of the Company to continue its level of customer service and to operate efficiently with a reduced staff and in a manner that


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does not unduly disrupt business operations. The Company's plans regarding ongoing growth could be adversely impacted by, among other things, its ability to locate and open new store locations and by construction delays or delays or failures to obtain necessary governmental licenses, permits or approvals. Therefore, there can be no assurance that the forward looking statements will prove to be accurate. The Company undertakes no obligation to revise its forward looking statements to reflect events or circumstances after the date hereof.


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